UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011
(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3382	CAROLINA POWER & LIGHT COMPANY d/b/a Progress Energy Carolinas, Inc. 410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6111 State of Incorporation: North Carolina	56-0165465

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Progress Energy, Inc. (“Progress Energy”) and Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (“PEC”) are filing this Amendment No. 1 on Form 8-K/A to their Current Report on Form 8-K, which was originally filed on May 16, 2011 (the “Original 8-K”), to update disclosures made under Item 5.07 regarding the advisory (non-binding) vote on the frequency of shareholder votes on executive compensation.

Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 11, 2011, PEC’s shareholders cast the highest number of votes for voting on an annual basis, compared to every two or three years, with regard to the advisory (non-binding) vote on the frequency of shareholder votes on executive compensation.

Based on these results and consistent with the previous recommendation of the Board of Directors of PEC (the “Board”), the Board determined at its meeting on June 20, 2011, that PEC will hold an advisory (non-binding) vote on executive compensation on an annual basis until the next required advisory (non-binding) vote on the frequency of such votes on executive compensation occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. and CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC.
Registrants

By:	/s/ David B. Fountain
David B. Fountain
Assistant Secretary Progress Energy, Inc. Secretary Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.

Date:  June 23, 2011